                                                     Registration No. 333-______


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         WIRELESS XCESSORIES GROUP, INC.
                         -------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             Delaware                                            13-3835420
-----------------------------------                          -------------------
(STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                               IDENTIFICATION NO.)


       1840 COUNTY LINE ROAD
    HUNTINGDON VALLEY, PENNSYLVANIA                                19006
--------------------------------------------                  ---------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                        (ZIP CODE)


                         WIRELESS XCESSORIES GROUP, INC.
                             1995 STOCK OPTION PLAN
                             ----------------------
                            (FULL TITLE OF THE PLAN)

                                  STEPHEN RADE
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              1840 COUNTY LINE ROAD
                      HUNTINGDON VALLEY, PENNSYLVANIA 19006
                    ----------------------------------------
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)


                                 (800) 233-0013
               ---------------------------------------------------
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                 WITH A COPY TO:

                            JUSTIN P. KLEIN, ESQUIRE
                     BALLARD SPAHR ANDREWS & INGERSOLL, LLP
                               1735 MARKET STREET
                      PHILADELPHIA, PENNSYLVANIA 19103-7599
                                 (215) 665-8500


                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

--------------------------------------------------------------------------------
                                         PROPOSED     PROPOSED
TITLE OF                                 MAXIMUM      MAXIMUM
SECURITIES               AMOUNT          OFFERING     AGGREGATE     AMOUNT OF
TO BE                    TO BE           PRICE PER    OFFERING      REGISTRATION
REGISTERED               REGISTERED(1)   SHARE(2)     PRICE(2)      FEE
--------------------------------------------------------------------------------
COMMON STOCK, PAR
VALUE $.001 PER SHARE     600,000         $ (2)       $1,514,054      $400
--------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement shall be deemed to cover an indeterminate number of additional shares of Common Stock issuable in the event the number of outstanding shares of the Company is increased by split-up, reclassification, stock dividend or the like.

(2) In accordance with Rules 457(c) and (h)(1), the price shown is based upon: (1) 355,517 shares offered pursuant to outstanding options exercisable at the following prices: (i) 40,000 shares at $5.00 per share; (ii) 33,865 shares at $4.50 per share; (iii) 11,000 shares at $4.25 per share; (iv) 25,000 shares at $2.80 per share; (v) 50,652 shares at $1.38 per share; (vi) 30,000 shares at $1.875 per share; and
         (vii) 165,000 shares at $1.375 per share; and (2) 244,483 shares reserved for issuance upon exercise of options to be granted in the future, the proposed offering price of which has been determined based upon the average of the high and low price of the Company's Common Stock on April 12, 2000, $2.83, as reported on the Nasdaq National Market for securities of the same class as those to be offered.

PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 will be given or sent to all employees who participate in the 1995 Stock Option Plan as specified by Rule 428 under the Securities Act of 1933.


PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by Wireless Xcessories Group, Inc. (the "Company") (File No. 000-27996) are incorporated herein by reference:

         (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

         (b)      Current Report on Form 8-K filed on February 11, 2000.

         (c) Item 1 of the Registration Statement of the Company on Form 8-A dated March 18, 1996.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the termination of the offering, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         As set forth below, the Company has adopted the provisions of Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") which eliminate or limit the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty under certain circumstances. Furthermore, under Section 145 of the DGCL, the Company shall indemnify each of its directors and officers against expenses (including reasonable costs, disbursements, and counsel fees) in connection with any proceeding involving such person by reason of having been an officer or director of the Company. In addition, the Company has obtained Directors' and Officers' Liability Insurance in the aggregate amount of $3,000,000 which insures its officers and directors against certain liabilities such persons may incur in their capacities as officers or directors of the Company.

         Article VIII of the Company's By-Laws provides as follows:

         Section 8.1 Indemnification. The Company shall indemnify each director, officer, employee and agent of the Company who is a natural person, such person's heirs, executors and administrators (whether or not natural persons) and all other natural persons whom the Company is authorized to indemnify under the provisions of the General Corporation Law of the State of Delaware (including but not limited to a person who is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent (or in a like capacity) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise), to the fullest extent permitted by law, (i) against all expenses (including but not limited to attorneys' and other experts' fees and disbursements), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any actual or threatened action, suit or other proceeding, whether civil, criminal, administrative, investigative or an arbitration, or in connection with any appeal therein, or otherwise, and (ii) against all expenses (including but not limited to attorneys' and other experts' fees and disbursements) actually and reasonably incurred by such person in connection with the defense or settlement of any action, suit or other proceeding, by or in the right of the Company, or in connection with any appeal therein, or otherwise; and no provision of these By-Laws is intended to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred under the General Corporation Law of the State of Delaware upon the Company to furnish, or upon any court to award, such indemnification, or such other indemnification as may otherwise be authorized pursuant to the General Corporation Law of the State of Delaware or any other law now or hereafter in effect, including but not limited to indemnification of any employees or agents of the Company or of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The term "proceeding" shall be understood to include any inquiry or investigation that could lead to a proceeding. The indemnification provided for herein shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators.

         Section 8.2 Determinations. If and to the extent such indemnification shall require a determination whether or not the relevant person met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, such determination shall be made expeditiously at the cost of the Company after a request for the same from the person seeking indemnification. If indemnification is to be given or an advance of expenses is to be made upon a determination by independent legal counsel, such counsel may be the regular counsel to the Company. In rendering such opinion, such counsel shall be entitled to rely upon statements of fact furnished to them by persons reasonably believed by them to be credible, and such counsel shall have no liability or responsibility for the accuracy of the facts so relied upon, nor shall such counsel have any liability for the exercise of their own judgment as to matters of fact or law forming a part of the process of providing such opinion. The fees and disbursements of counsel engaged to render such opinion shall be paid by the Company whether or not such counsel ultimately are able to render the opinion that is the subject of their engagement.

         Section 8.3 Business Combinations. Unless the Board of Directors shall determine otherwise with reference to a particular merger or consolidation or other business combination, for purposes of this Article VIII references to "the Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in an merger or consolidation or other business combination which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, partner, trustee, employee, agent (or in a like capacity) of another corporation, partnership, joint venture, trust, employee benefit pln or other enterprise, shall stand in the same position under the provisions of this
Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

         Section 8.4 Advances of Expenses. If a person who may be entitled to indemnification hereunder shall request that such person's expenses actually and reasonably incurred in connection with any action, suit, proceeding, arbitration or investigation or appeal therein be paid by the Company in advance of the final disposition thereof, such request shall not be unreasonably refused, and a response to such request shall not be unreasonably delayed, by the Company.

         Section 8.5 Employee Benefit Plans. References herein to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Company" shall include any service as a corporate agent which imposes duties on, or involves services by, the corporate agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4 Specimen copy of Common Stock Certificate (Incorporated by reference to Exhibit 4(a) to the Company's Registration Statement on Form S-1, as amended (File No. 33- 80939)).

         5 Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the legality of the securities to be offered.

         23.1     Consent of Deloitte & Touche LLP.

         23.2     Consent of Arthur Andersen LLP.

         23.3 Consent of Ballard Spahr Andrews & Ingersoll, LLP (included as part of Exhibit 5).

         24       Power of Attorney (included on signature page).

         99       Wireless Xcessories Group, Inc. 1995 Stock Option Plan.

ITEM 9.  UNDERTAKINGS

                  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntingdon Valley, Commonwealth of Pennsylvania, on April 13, 2000.


                                    WIRELESS XCESSORIES GROUP, INC.


                                    By:   /s/ Stephen Rade
                                         --------------------------------------
                                         Stephen Rade
                                         President and Chief Executive Officer


         Each person whose signature appears below in so signing also makes, constitutes and appoints Stephen Rade and Ronald Badke, and each of them, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


           Signature                                        Title                                 Date
           ---------                                        -----                                 ----

    /s/ Christopher F. McConnell                    Chairman of the Board                     April 13, 2000
----------------------------------------
Christopher F. McConnell


    /s/ Stephen Rade                                President, Chief Executive Officer
----------------------------------------------      and Director (Principal Executive         April 13, 2000
Stephen Rade                                        Officer)


   /s/ Ronald E. Badke                              Chief Financial Officer and               April 13, 2000
----------------------------------------------      Secretary (Principal Financial
Ronald E. Badke                                     Officer and Principal Accounting
                                                    Officer)


   /s/ Allan Kalish                                 Director                                  April 13, 2000
----------------------------------------------
Allan Kalish

   /s/ Barbara M. Henagan                           Director                                    April 13, 2000
-------------------------------------------
Barbara M. Henagan


   /s/ Bradley T. MacDonald                         Director                                    April 13, 2000
------------------------------------------
Bradley T. MacDonald


   /s/ Robert W. Tauber                             Director                                    April 13, 2000
-----------------------------------------
Robert W. Tauber



   /s/ Christopher C. Cole                          Director                                    April 13, 2000
-----------------------------------------
Christopher C. Cole

                                  EXHIBIT INDEX


Number                                Exhibit
------                                -------

4 Specimen copy of Common Stock Certificate (Incorporated by reference to Exhibit 4(a) to the Company's Registration Statement on Form S-1, as amended (File No. 33- 80939)).

5 Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the legality of the securities to be offered.

23.1              Consent of Deloitte & Touche LLP.

23.2              Consent of Arthur Andersen LLP.

23.3 Consent of Ballard Spahr Andrews & Ingersoll, LLP (included as part of Exhibit 5).

24                Power of Attorney (included in signature page).

99                Wireless Xcessories Group, Inc. 1995 Stock Option Plan.